EXHIBIT 10.41.2

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment amends the Employment Agreement dated effective April 1, 2001 (the "Employment Agreement") between BLACK WARRIOR WIRELINE CORP ("Employer") and DANNY RAY THORNTON ("Employee").

         Whereas, effective April 1, 2001, the Employer and Employee entered into the Employment Agreement, providing for Employee's employment.

         Now therefore, to reflect the agreement between the parties, Employer and Employee do hereby amend the Employment Agreement, as follows:

         In the event of a Change of Control, the Company shall pay to the Employee the sum of one (1) times the total annual compensation as in effect during the twelve (12) months preceding the Change of Control.

         Change of Control of the Company, which for purposes of this Agreement shall mean any of the following: (i) any person or group of persons (within the meaning of the Securities Exchange Act of 1934,) shall have acquired, after the Closing Date, beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934,) of 20% or more of the issued and outstanding shares of capital stock of Company having the right to vote for the election of Directors of Company under ordinary circumstances; (ii) more than 25% of the assets of the Company are sold in a transaction or series of related transactions; (iii) the Company shall merge with any other person or firm; (iv) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of Company (together with any new directors whose election by the Board of Directors of Company or whose nomination for election by the Stockholders of Company was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved cease) for any reason other than death or disability to constitute a majority of the Directors then in office; or (v) St. James Capital Corp. ceases to be the general partner, managing partner or otherwise ceases to be in control of St. James Capital Partners, LP or SJMB, LP; (v) W. L. Jenkins shall cease to be President, or CEO, or a Director, or an Employee of the Company.


EMPLOYEE:                                   EMPLOYER:

                                            BLACK WARRIOR WIRELINE CORP

                                            BY
----------------------------                   ---------------------------------
DANNY RAY THORNTON                             ITS:  PRESIDENT